Exhibit 10.5

POWER OF ATTORNEY

This Power of Attorney (this “Agreement”) is entered into by and among the following parties on                        :

(1)	(“WFOE”), a wholly foreign owned enterprise registered in the People’s Republic of China (“PRC”) with its domicile at ;

(2)	Chen QIAN (ID Card No.: ), a PRC citizen with a domicile at ;

(3)	Fei XU (ID Card No.: ), a PRC citizen with a domicile at (together with Chen Qian, the “Individual Shareholders”); and

(4)	(“Domestic Company”), a limited liability company registered in , the PRC with its address at .

WFOE, the Individual Shareholders and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually, as a “Party”.

Whereas:

(A)	The Individual Shareholders are all the registered shareholders of the Domestic Company, and in aggregate hold 100% of the equity interests in the Domestic Company; and

(B)	WFOE desires to be entrusted by the Individual Shareholders to exercise their rights as the shareholders of the Domestic Company, and the Individual Shareholders are willing to do so.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1	Irrevocable Proxy

1.1

Each of the Individual Shareholders hereby irrevocably appoints WFOE, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as his/her proxy and authorizes WFOE to exercise at WFOE’s absolute discretion the following rights enjoyed by him/her as a shareholder of the Domestic Company in accordance with the articles of association of the Domestic Company then in effect (collectively, the “Proxy Rights”):

(1)	attending shareholders’ meetings as proxy of the Individual Shareholders;

(2)

exercising voting rights on behalf of the Individual Shareholders on all matters to be resolved at shareholders’ meetings and sign on behalf of the Individual Shareholders the shareholders’ resolutions;

(3)	proposing to convene interim shareholders’ meetings;

(4)	making proposals on the matters to be discussed and voted on at shareholders’ meetings;

(5)	signing minutes of shareholders’ meeting;

(6)	filing documents with the relevant companies registry; and

(7)	exercising such other shareholder’s rights set forth under the articles of association of the Domestic Company (as amended from time to time).

1.2	The Individual Shareholders hereby acknowledge that any and all actions taken by WFOE in exercising the Proxy Rights in accordance with the provisions under this Agreement shall be binding upon them.

1.3

The Individual Shareholders hereby acknowledge that WFOE is not required to seek advice from the Individual Shareholders prior to exercising the Proxy Rights. However, WFOE shall inform the Individual Shareholders to the extent possible of any exercise by it of the Proxy Rights.

1.4

The Individual Shareholders shall not, in any manner or under any circumstance, exercise the rights which have been granted to WFOE under Article 1.1 above, unless expressly permitted by WFOE in writing.

2	Information Rights and Consent of the Domestic Company

2.1

The Domestic Company shall provide WFOE with copies of any notices or other communications that it sends to the Individual Shareholders at the same time as such notices or other communications are provided to the Individual Shareholders, and WFOE shall have access to and may inspect and copy all information or documents to which the Individual Shareholders have access.

2.2	The Domestic Company acknowledges the Proxy Rights granted herein and agrees to cooperate with WFOE in its exercise of the Proxy Rights.

2.3

The Parties hereby confirm and agree that if and when an Individual Shareholder becomes deceased (declared to be deceased), mentally incapacitated or is otherwise in lack of or has limitations in its civil capacity, (1) the equity interests held by such Individual Shareholder in the Domestic Company shall be granted to and owned by WFOE (or its designated entity or individual), and WFOE (or its designated entity or individual) shall then have the right to dispose of such equity interests at its sole discretion; and (2) the Domestic Company shall not acknowledge that the legal heir of such Individual Shareholder or other successor designated by such Individual Shareholder has the right to become the shareholder(s) of the Domestic Company.

3	Exercise of Proxy Rights

3.1

WFOE may from time to time and at any time designate any of its directors or management to exercise any or all of the Proxy Rights without the prior consent of the Individual Shareholders or the Domestic Company.

3.2

The Individual Shareholders shall provide WFOE with all assistance required by WFOE in its exercise of the Proxy Rights, including but not limited to signing the shareholders’ resolutions or other legal documents when necessary or desirable to meet the requirement of the government authorities from time to time.

3.3

If at any time during the term of this Agreement, the Proxy Rights and the exercise of the Proxy Rights under this Agreement become illegal or unenforceable for any reason other than any Individual Shareholder’s or the Domestic Company’s breach of this Agreement, the Parties shall immediately seek and make other arrangements and, if necessary or desirable, enter into one or more amendment or supplementary agreements to amend or supplement the provisions herein, in order to ultimately achieve the purpose of this Agreement.

4	Indemnification

4.1

The Domestic Company shall indemnify and hold harmless WFOE from and against any loss or damage incurred or likely to be incurred by WFOE due to the exercise of the Proxy Rights in accordance with this Agreement, including, without limitation, any loss or damage resulting from any litigation, action, arbitration or claim initiated or made by any third party, or any administrative investigation or penalty or sanction imposed by any governmental authorities. However, the Domestic Company will not indemnify WFOE against losses incurred or damages suffered due to WFOE’s willful misconduct or gross negligence.

5	Representations and Warranties

5.1	Each of the Individual Shareholders hereby represents and warrants as follows:

(a)	Each of the Individual Shareholders is a PRC citizen with power and capacity to execute and perform his/her obligations under this Agreement.

(b)

The execution and performance of this Agreement by the Individual Shareholders does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Individual Shareholders, nor does it violate any agreements between the Individual Shareholders and any third party or any covenants made to any third party.

(c)	This Agreement constitutes the lawful, valid and enforceable obligations of the Individual Shareholders.

(d)

The Individual Shareholders constitute the only legal owners of the equity interests in the Domestic Company, with no existing dispute concerning the ownership of the equity interests in the Domestic Company. WFOE may fully and sufficiently exercise the Proxy Rights under this Agreement in accordance with the articles of association of the Domestic Company.

(e)	As of the date of this Agreement, there is no effectively existing proxy or power of attorney with respect to any of the Proxy Rights entrusted or granted by the Individual Shareholders.

5.2	WFOE hereby represents and warrants as follows:

(a)	WFOE is a wholly foreign owned enterprise duly registered and existing under the PRC law.

(b)

WFOE has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by WFOE is in compliance with the articles of association or other organizational documents of WFOE, and WFOE has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

The execution and performance of this Agreement by WFOE does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting WFOE, nor does it violate any agreements between WFOE and any third party or any covenants made to any third party.

(d)	This Agreement constitutes the lawful, valid and enforceable obligations of WFOE.

5.3	The Domestic Company hereby represents and warrants as follows:

(a)	It is a limited liability company duly registered and existing under the PRC law.

(b)

It has the power to execute and perform its obligations under this Agreement. Its execution and performance of this Agreement is in compliance with its articles of association or other organizational documents, and it has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)

Its execution and performance of this Agreement does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting it, or any agreements between the Domestic Company and any third party or any covenants made to any third party.

(d)	This Agreement constitutes its lawful, valid and enforceable obligations.

(e)

The Individual Shareholders are the only legal owners of the equity interests in the Domestic Company. WFOE may fully and sufficiently exercise the Proxy Rights under this Agreement in accordance with the articles of association.

6	Confidentiality

The Parties undertake and acknowledge that any oral or written information exchanged among them with respect to this Agreement constitutes confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party providing such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information required to be disclosed by applicable laws or regulations or rules of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transactions contemplated hereunder, and such legal counsel or financial advisor is also bound by duties of confidentiality similar to the duties set forth in this Article. Disclosure of any confidential information by any staff, employee or consultant of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

7	Term of Agreement

This Agreement shall become effective upon                , and shall terminate when the Individual Shareholders cease to have any equity interests in the Domestic Company.

8	Notice

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any Party hereto by hand or, sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to WFOE:

Address:

Telephone:

Attention:

with a copy to:

Address:

Attention:

Telephone:

If to Individual Shareholders:

Chen QIAN

Address:

Telephone:

Fei XU

Attention:

Address:

Telephone:

If to Domestic Company:

Address:

Telephone:

Attention:

9	Liability for Default

9.1

The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, it shall constitute a default under this Agreement (hereinafter a “Default”), and any of the non-defaulting Parties shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, a non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1)	to terminate this Agreement and require the Defaulting Party to indemnify it against all damages suffered; or

(2)	to seek mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it against all damages suffered.

9.2

Notwithstanding the above Article 9.1, the Parties agree and confirm that in no circumstances shall any Individual Shareholder or the Domestic Company request the termination of this Agreement for any reason, provided that WFOE shall have the right to unilaterally terminate this Agreement at any time by sending a 30 days’ prior written notice to the Individual Shareholders and the Domestic Company.

9.3	The rights and remedies prescribed herein are cumulative, and other rights or remedies prescribed by the law are not precluded.

9.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

10	Applicable Law and Dispute Resolution

10.1	The formation, validity, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by the PRC Law.

10.2

Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Party, either Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter the “CIETAC”) for arbitration in Beijing in accordance with the then effective arbitration rules of the CIETAC. The arbitration tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by WFOE and one arbitrator shall be jointly selected by the Domestic Company and the Individual Shareholders. The third arbitrator, who shall be the presiding arbitrator of the arbitration tribunal, and shall be jointly selected by the parties to the arbitration. The arbitration award shall be final and binding on all Parties.

10.3

During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

10.4

Notwithstanding the foregoing, the Parties agree that any of them may seek interim measures including property preservation in relation to the provisions of this Agreement or the Parties’ performance hereof from any court of competent jurisdiction.

11	Miscellaneous

11.1

WFOE may, upon notice to the Individual Shareholders and the Domestic Company but without consent from the Individual Shareholders and the Domestic Company, assign WFOE’s rights and/or obligations hereunder to any third party. The Individual Shareholders or the Domestic Company may not, without WFOE’s prior written consent, assign any rights, obligations and/or liabilities of the Individual Shareholders or the Domestic Company hereunder to any third party. Successors or permitted assignees (if any) of the Individual Shareholders and the Domestic Company shall be bound by, and continue to perform, the obligations of the Individual Shareholders and the Domestic Company under this Agreement.

11.2	This Agreement is made in four (4) originals in Chinese. Each Party shall keep one (1) original version.

11.3	This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

11.4

No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any time subsequent to the execution hereof.

11.5

If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

11.6

Each Party shall use all reasonable efforts to take and do, or cause to take and do, all such actions and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents. If required under any applicable laws, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), each of the Individual Shareholders and the Domestic Company agrees and undertakes to (a) take all such actions (including amendment to this Agreement and its appendices, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements, and (b) take all actions referred to in paragraph (a) above within 3 Working Days upon request of WFOE. For the purpose of this Article, “Potential Listed Company” means such other company which beneficially owns, whether directly or indirectly, the equity interests in WFOE and operates its business in the PRC through WFOE and the Domestic Company, as identified by WFOE or its actual controller and notified by WFOE to the other Parties as the Potential Listed Company under this paragraph. “Working Day” referred to in this Agreement means any day, except for a Saturday, Sunday or PRC statutory holiday.

11.7	This Agreement may be executed in several counterparts and all counterparts so executed shall together constitute one agreement. Any Party may execute this Agreement by executing any counterpart.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first written above.

[Name of WFOE]
(seal)
By:
Title:

Individual Shareholders

Chen QIAN
By:

Fei XU
By:

[Name of Domestic Company]
(seal)
By:
Title:

Signature Page of Power of Attorney